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BUFFALO BUSINESS FIRST
APRIL 13, 2017
INDUSTRY NEWS GOVERNMENT & REGULATIONS
Ecology & Environment snags piece of big federal contract
BY DAN MINERdminer@bizjournals.com716-541-1616, @BfloBiz_Miner
Ecology & Environment (NASDAQ: EEI) has snagged a piece of a major federal contract, giving it a new platform to continue working on Superfund sites.
The U.S. Environmental Protection Agency unveiled a contract worth up to $1.2 billion recently, with the work split up between 24 different bids.
Lancaster-based E&E’s bid, a joint venture with Black & Veatch, was among the “large” projects and will entail field work, analytical support, treatability studies, remedial investigations, engineering evaluations and other technical assistance, according to an E&E news release. It comes with a five-year base period and a five-year option.
An E&E spokeswoman said there are too many variables to provide an expected amount of revenue from the project.
E&E was also part of a team that won a “small” EPA project under the same contract.
The Lancaster-based company is currently involved in a disputed proxy contest with its largest shareholder, Connecticut-based Mill Road Capital.